UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2019

PHI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-9827	72-0395707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

(337) 235-2452

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Agreement

On March 13, 2019, PHI, Inc. (the “Company”) entered into a Loan Agreement, dated the same date (the “Term Loan Agreement”), by and among the Company, as borrower, certain subsidiaries of the Company as guarantors party thereto, the lenders from time to time party thereto, and Blue Torch Finance, LLC, as administrative agent and collateral agent, for a first lien term loan of $70 million (the “Term Loan”). Immediately upon entering into the Term Loan Agreement, and prior to the Petition Date (as defined below), the Company borrowed $70 million thereunder, the net proceeds of which (after the payment of transaction expenses and fees thereunder) are expected to be used to fund the working capital and liquidity requirements of the Company during the pendency of the Chapter 11 Cases (as defined below) and thereafter. The full principal amount of the Term Loan is due March 13, 2023. At the Company’s election, borrowings under the Term Loan will bear interest at either (x) the LIBOR Rate (as defined in the Term Loan Agreement) plus 6% or (y) the Base Rate (as defined in the Term Loan Agreement) plus 5%. The Term Loan is secured by a first lien on 91 aircraft registered and located in Antarctica, Australia, Canada, and the United States (which are currently deployed primarily in PHI’s oil and gas and technical services operations), the related spare parts for such aircraft, and certain other non-working capital assets, as well as a second lien on all working capital assets (second in priority to the liens granted under the Loan Agreement, dated as of September 28, 2018, by and among Thirty Two, L.L.C., as lender, the Company, as borrower, and the guarantors party thereto (the “2018 Loan Agreement”)). The Term Loan Agreement contains customary pre-payment requirements. In addition, the Company has paid a funding fee, which is subject to forgiveness based on certain future events.

The Term Loan Agreement contains certain customary negative covenants that, among other things, restrict, subject to certain exceptions, the Company’s and each guarantor’s incurrence of additional indebtedness or liens, mergers, dispositions of assets, investments, restricted payments, modifications to material agreements, sale and leasebacks, transactions with affiliates, fundamental changes, locations of certain aircraft and acquisitions of assets. In addition, the financial covenants under the Term Loan Agreement require the Company to maintain (a) minimum liquidity of the Company, the guarantors and their respective subsidiaries, as of the last day of any calendar month, of at least $20 million of unrestricted cash and cash equivalents (provided that at least $10 million of such cash and cash equivalents shall, as of any date of determination, be held solely by the Company and the guarantors); (b) a minimum fixed charge coverage ratio, as of the last day of the following test periods, commencing with the first full fiscal quarter following the effective date of the plan of reorganization in the Chapter 11 Cases, of at least (i) 0.0000:1.00 for quarters ending on or prior to March 31, 2020, (ii) 0.1875:1.00 for quarters ending from June 30, 2020 through September 30, 2020, (iii) 0.3750:1.00 for quarters ending from December 31, 2020 through March 31, 2021, (iv) 0.9125:1.00 for quarters ending from June 30, 2021 through September 30, 2021, and (v) 1.2000:1.00 for quarters ending on December 31, 2021 and thereafter; (c) a secured leverage ratio, as of the last day of each of the following test periods, commencing with the first full fiscal quarter ending following the effective date of the plan of reorganization in the Chapter 11 Cases (as defined below), of no greater than (i) 4.50:1.00 on or prior to September 30, 2020, (ii) 4.25:1.00 from December 31, 2020 through September 30, 2021, (iii) 4.00:1.00 from December 31, 2021 through December 30, 2022 and (iv) 3.75:1.00 on December 31, 2022 and thereafter; and (d) a total appraisal ratio of the aircraft collateral (less dispositions permitted under the Term Loan Agreement) to borrowings outstanding under the Term Loan, as of the last day of any calendar month, of at least 4.00:1.00. The Term Loan Agreement also contains customary affirmative covenants and customary representations and warranties.

The Term Loan Agreement specifies certain customary events of default, including, among others, failure to pay principal or interest on the Term Loan when due, the breach of representations or warranties in any material respect, non-performance of other covenants and obligations, judgments in excess of $2.5 million, the occurrence of certain ERISA events resulting in liability in excess of $2.5 million, impairments of more than $2.5 million of the collateral securing the Term Loan, and certain change of control events. The filings of the Chapter 11 Cases referred to in Item 1.03 below neither constitute an event of default nor accelerate payment of the Company’s indebtedness under the Term Loan Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Related Agreements

See Item 8.01 below for certain related agreements entered into in connection with the Term Loan Agreement.

Item 1.03 Bankruptcy or Receivership.

On March 14, 2019 (the “Petition Date”), the Company and its principal U.S. subsidiaries listed in Exhibit 99.1 hereto (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors have requested joint administration of their Chapter 11 Cases under the caption In re: PHI, Inc., et al., Main Case No. 19-30923. The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed with the Bankruptcy Court motions seeking a variety of “first-day” relief, including authority to pay employee wages and benefits, honor customer programs, and pay utilities providers, insurance providers and other vendors and suppliers in the ordinary course for all goods and services provided after the Petition Date. The Company’s Board of Directors has formed a Special Restructuring Committee consisting solely of independent directors to review, evaluate and take action upon various matters relating to the Company’s restructuring and other alternatives.

For information on the impact of the Chapter 11 Cases on the Company’s secured and unsecured indebtedness, see Items 1.01 and 2.04 herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 regarding the above is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases constitutes an event of default that accelerated the obligations under the following instruments and agreements:

•

The Indenture dated as of March 17, 2014, as amended, supplemented or otherwise modified from time to time, by and among the Company, as issuer, the guarantors party thereto and U.S. Bank National Association as trustee, and the Company’s $500 million aggregate principal amount of 5.25% senior notes due March 15, 2019 issued thereunder.

•	The 2018 Loan Agreement with an outstanding principal amount of $130 million.

•	Various aircraft operating leases and real estate leases.

The instruments and agreements described above provide that as a result of the commencement of the Chapter 11 Cases the financial obligations thereunder, including for the debt instruments any principal amount, together with accrued interest thereon, are immediately due and payable. However, any efforts to enforce payment of such financial obligations under such instruments and agreements are automatically stayed as a result of the filing of the Chapter 11 Cases and the holders’ rights of enforcement in respect of such financial obligations are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01 Regulation FD Disclosure.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. The Company expects that its equity holders may experience a significant or complete loss of their investment, depending on the outcome of the Chapter 11 Cases.

A copy of the press release dated March 14, 2019 issued by the Company is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 7.01. Additional information about the Company and its restructuring will be available in its annual report on Form 10-K for the year ended December 31, 2018, which the Company expects to file shortly.

Additional information about the Chapter 11 Cases can be found by visiting PHI’s dedicated microsite: http://restructuring.phihelico.com. Claims information can be found at: https://cases.primeclerk.com/PHI. PHI has also established a hotline to ensure a prompt response to questions, which may be accessed at +1 (844) 216-8745 in the U.S. and Canada or by dialing +1 (347) 761-3249 internationally.

The information set forth in, or incorporated by reference into, Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth in, or incorporated by reference into, Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01 Other Events.

In connection with entering into the Term Loan Agreement discussed under Item 1.01 above, Blue Torch Finance LLC requested that the Company’s other secured lender, Thirty Two, L.L.C., relinquish its first priority secured position with respect to a portion of the collateral securing the 2018 Loan Agreement referenced in Item 2.04 above. In exchange for this concession, Thirty Two, L.L.C. requested and received from the Company a junior security interest in certain aircraft securing the Term Loan.

To document these arrangements, on March 13, 2019, Blue Torch Finance LLC, as aircraft priority agent for the lenders under the Term Loan Agreement (the “Aircraft Priority Agent”), and Thirty Two, L.L.C., as working capital priority lender (hereinafter, the “Working Capital Priority Lender”), entered into an Intercreditor Agreement (the “Intercreditor Agreement”) which will govern the relationship between the Working Capital Priority Lender and the lenders under the Term Loan Agreement represented by the Aircraft Priority Agent. Pursuant to the Intercreditor Agreement, (i) the Working Capital Priority Lender has a first and prior security interest in all Working Capital Priority Collateral (as defined in the Intercreditor Agreement), and the Aircraft Priority Agent has a second and junior security interest therein or lien thereon; and (ii) the Aircraft Priority Agent has a first and prior security interest in or lien upon all Aircraft Priority Collateral (as defined in the Intercreditor Agreement) and the Working Capital Priority Lender has, subject to certain limitations, a second and junior security interest therein or lien thereon.

In exchange for the Working Capital Priority Lender subordinating its lien on certain Working Capital Priority Collateral in favor of the Aircraft Priority Agent, the Company and the Working Capital Priority Lender entered into a Second Lien Aircraft Security Agreement, dated March 13, 2019 (the “Second Lien Aircraft Security Agreement”), pursuant to which the Company granted the above-described junior security interest in certain of the Aircraft Priority Collateral to the Working Capital Priority Lender. The Second Lien Aircraft Security Agreement was structured in a manner designed to limit the value of the newly-granted junior security interest to the diminution in value of the Working Capital Priority Lender’s interest in the property as to which it subordinated its lien.

As described in further detail in the Company’s current report on Form 8-K filed September 28, 2018, the Working Capital Priority Lender is wholly-owned by the Company’s Chairman, Chief Executive Officer and controlling shareholder.

Private Securities Litigation Reform Act of 1995 –

A Caution Concerning Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this current report on Form 8-K are “forward-looking” statements, as defined by (and subject to the “safe harbor” protections under) the federal securities laws. When used herein, the words “anticipates,” “expects,” “believes,” “seeks,” “hopes,” “intends,” “plans,” “projects,” “will” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of judgments and assumptions as of the date such statements are made about future events, many of which are beyond the Company’s control. These forward-looking statements, and the assumptions on which they are based, (i) are not guarantees of future events, (ii) are inherently speculative and (iii) are subject to significant risks and uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied by the Company in those statements if one or more of these risks or uncertainties materialize, or if the Company’s underlying assumptions prove incorrect. All of the Company’s forward-looking statements are qualified in their entirety by reference to the Company’s discussion of certain important factors that could cause the Company’s actual results to differ materially from those anticipated, estimated, projected or implied in those forward-looking statements.

Factors that could cause the Company’s results to differ materially from the expectations expressed in such forward-looking statements include but are not limited to risks and uncertainties relating to the Chapter 11 Cases, including but not limited to the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and its various constituents, the impact of the Bankruptcy Court rulings in the Chapter 11 Cases, the Company’s ability to develop and implement a plan of reorganization that will be approved by the Bankruptcy Court and the ultimate outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, attendant risks associated with restrictions on the Company’s ability to pursue and execute its business strategies, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, the potential material adverse effect of claims that are not discharged in the Chapter 11 Cases, uncertainty regarding the Company’s ability to retain its key personnel, uncertainty and continuing risks associated with the Company’s ability to achieve its stated goals and continue as a going concern; the Company’s ability to implement operational improvement efficiencies; the trading price and volatility of the Company’s common stock and risks related to the Company’s potential delisting from NASDAQ, as well as other risks referenced from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company, that arise in the future or that are not specific to the Company could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned not to unduly rely upon the Company’s forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Further, the Company may make changes to its intentions or plans at any time, without notice and for any reason, and can provide no assurances as to the ultimate outcome of the Chapter 11 Cases.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Loan Agreement, dated March 13, 2019, by and among PHI. Inc., as borrower, certain subsidiaries of PHI, Inc. as guarantors party thereto, the lenders from time to time party thereto, and Blue Torch Finance, LLC, as administrative agent and collateral agent.

99.1	List of Subsidiaries that are Debtors.

99.2	Press Release issued by PHI, Inc., dated March 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.

Date: March 15, 2019	By:	/s/ Trudy P. McConnaughhay
Trudy P. McConnaughhay
Chief Financial Officer and Secretary